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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 MARCH 15, 2000

                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                  1-10263          73-1341805
   (STATE OR OTHER JURISDICTION OF     (COMMISSION     (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)     FILE NUMBER)   IDENTIFICATION NO.)

     250 West 57th Street, Suite 2421, New York, New York            10019
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As of March 15, 2000, The Official Information Company (the "Company"), through a subsidiary, acquired in a series of integrated transactions (a) all of the capital stock of (i) Business Mutual Association of Mass., Inc., a Massachusetts corporation, (ii) Stores Protective Association, Inc., a California corporation, (iii) Employers Screening Service, Inc., an Alabama corporation, and (iv) Stores Mutual Association of Illinois, Inc., an Illinois corporation pursuant to a Stock Acquisition Agreement dated as of March 15, 2000 and (b) all of the assets of (i) United States Mutual Association, Inc., an Illinois corporation, (ii) Employers Mutual Association West (a division of Prevention Technology Associates, Inc.), (iii) Executive Management Services, Inc. (dba Employers Mutual Association), a Pennsylvania corporation, (iv) PenJerDel Mutual Association, a Delaware corporation, (v) National Loss Prevention Bureau Group, Inc. and National Loss Prevention Bureau Group, Ltd., New York corporations, and (vi) SAMIAM, LLC (dba Upper Midwest Mutual Association), a Minnesota LLC, pursuant to an Asset Acquisition Agreement dated as of March 15, 2000. The aggregate consideration paid by the Company to the transferors was $8.3 million in the form of stock of its subsidiary, TISI Holdings, Inc., and $15.2 million in cash (subject to adjustment for working capital). The Company financed the cash portion of the acquisition from its $25 million Credit Agreement with First Union National Bank.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

         2.1 Form of Stock Acquisition Agreement dated as of March 15, 2000 among TISI Holdings, Inc., The Official Information Company and the transferor(s).

         2.2 Form of Asset Acquisition Agreement dated as of March 15, 2000 among TISI Holdings, Inc., The Official Information Company and the transferor(s).

         4. Stockholders Agreement dated as of March 15, 2000 among TISI Holdings, Inc., The Official Information Company and the other signatories thereto.

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                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    March 24, 2000

                                       THE OFFICIAL INFORMATION COMPANY

                                       By /s/ Ian L.M. Thomas
                                          -------------------------------------
                                          IAN L.M. THOMAS
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER